Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Signal Genetics LLC

New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2014 relating to the financial statements of Signal Genetics LLC, which is contained in that Prospectus. Our report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
New York, New York

March 18, 2014